Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-143321 and 333-71683 on Form S-8 of Bank of Commerce Holdings of our report dated March 8, 2016, relating to the Consolidated Financial Statements and the effectiveness of internal control over financial reporting appearing in this annual Report on Form 10-K, of Bank of Commerce Holdings for the year ended December 31, 2015.

/s/ Moss Adams LLP

San Francisco, California

March 8, 2016